  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1996
                                                      REGISTRATION NO. 333-4793
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                AMENDMENT

                                  NO. 2

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             SILICON GAMING, INC.

       CALIFORNIA                    7372                    77-0357939
 (STATE OR JURISDICTION (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
   OF INCORPORATION OR    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
      ORGANIZATION)

                            2800 W. BAYSHORE ROAD
                             PALO ALTO, CA 94303
                                (415) 842-9000
  (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL
                              PLACE OF BUSINESS)

                               ----------------

                              DONALD J. MASSARO
                           CHIEF EXECUTIVE OFFICER
                            SILICON GAMING, INC.
                            2800 W. BAYSHORE ROAD
                             PALO ALTO, CA 94303
                                (415) 842-9000
          (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:

    JAMES M. KOSHLAND, ESQ.                            JOHN HALLE, ESQ.
  PAUL A. BLUMENSTEIN, ESQ.                          RONALD J. LONE, ESQ.
    WILLIAM A. RODONI, ESQ.                        CHRISTOPHER J. VOSS, ESQ.
GRAY CARY WARE & FREIDENRICH                            STOEL RIVES LLP
  A PROFESSIONAL CORPORATION                          900 SW FIFTH AVENUE
      400 HAMILTON AVENUE                             PORTLAND, OR 97204
     PALO ALTO, CA 94301                               (503) 224-3380
        (415) 328-6561

                               ----------------

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                              PROPOSED        PROPOSED
                                              MAXIMUM         MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT TO BE  OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2) REGISTRATION FEE
- --------------------------------------------------------------------------------------------
 Common Stock, $0.001 par
  value.................       4,025,000       $12.00        $48,300,000        $16,656
============================================================================================

(1) Includes 525,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purposes of computing the registration fee.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (A) THE FOLLOWING IS A LIST OF EXHIBITS FILED HEREWITH AS A PART OF THIS REGISTRATION STATEMENT.

    EXHIBIT
     NUMBER                        DESCRIPTION OF DOCUMENT
   ----------                      -----------------------
    1.1       Form of Underwriting Agreement.
    1.2       Form of Representatives' Warrant.
    3.1 (3)   Third Amended & Restated Articles of Incorporation of the
               Registrant, as proposed to be amended.
    3.2 (2)   Bylaws of the Registrant.
    3.3 (3)   Proposed Amended and Restated Articles of Incorporation of the
               Registrant (to be effective after the offering).
    5.1 (3)   Opinion of Gray Cary Ware & Freidenrich, A Professional
               Corporation.
    7.1 (2)   Opinion of Gray Cary Ware & Freidenrich, A Professional
               Corporation, regarding liquidation preferences.
   10.1 (2)   Amended and Restated 1994 Stock Option Plan, as amended.
   10.2 (2)   Lease Agreement dated September 14, 1995, between the Registrant and Demmon Family Partnership.
   10.3 (2)   Founders Stock Purchase Agreements dated September 14, 1993, between the Registrant and Robert M. Fell and David S. Morse,
               respectively.
   10.4 (2)   Series A Preferred Stock Purchase Agreement dated as of May 12,
               1994.
   10.5 (2)   Series B Preferred Stock Purchase Agreement dated as of August
               10, 1995.
   10.6 (3)   Series C Preferred Stock Purchase Agreement dated as of March 21,
               1996, as amended May 29, 1996.
   10.7 (2)   Second Amended and Restated Rights Agreement dated as of March
               21, 1996.
   10.8 (2)   Master Equipment Lease Agreement dated October 6, 1995, between the Registrant and Lighthouse Capital Partners, L.P.
   10.9 (2)   Letter agreement dated December 8, 1994, between the Registrant and IDEO Product Development providing for product development.
   10.10 (2)  Side Letter Agreement dated March 21, 1996, between the
               Registrant and the Interpublic Group of Companies, Inc.
   10.11 (2)  Side Letter Agreement dated March 21, 1996, between the
               Registrant and Station Casinos, Inc.
   10.12 (2)  ASIC Design and Development Agreement dated January 1995 between the Registrant and RAVIcad, Inc.
   10.13 (2)  License Agreement dated February 6, 1995, between the Registrant and RAVIcad, Inc.
   10.14 (2)  ASIC Design and Development Agreement dated February 15, 1995, between the Registrant and RAVIcad, Inc.
   10.15 (2)  OEM Master License Agreement dated April 17, 1996, between the
               Registrant and RSA Data Security, Inc.
   10.16 (2)  Agreement dated March 26, 1996, between the Registrant and
               MICROID Research.
   10.17 (2)  Management Services Agreement by and between the Registrant and
               Interactive Partners.
   10.18 (3)  Employment Agreement dated May 25, 1995, by and between the
               Registrant and Donald J. Massaro.
   10.19 (2)  1996 Employee Stock Purchase Plan.
   10.20 (2)  1996 Outside Directors Stock Option Plan.
   10.21 (1)* Software Licence Agreement dated June 20, 1996 between the
               Registrant and Duck Corporation.
   11.1 (2)   Statement of Computation of Loss Per Share.
   16.1 (2)   Letter re change in certifying accountant.
   21.1 (3)   Subsidiaries of the registrant.
   23.1 (1)   Consent of Deloitte & Touche LLP.
   23.2 (3)   Consent of Horn, Goldberg, Gorny, Daniels, Plackter, Weiss &
               Casiello, P.C.
   23.3 (3)   Consent of Green, Schaff & Margo, P.C.
   23.4 (3)   Consent of Waycaster & Warren.
   23.5 (3)   Consent of Lionel, Sawyer & Collins.
   23.6 (3)   Consent of Gray Cary Ware & Freidenrich, A Professional
               Corporation. Reference is made to Exhibit 5.1.
   24.1 (3)   Power of Attorney (included on page II-5 hereof).
   27 (2)     Financial Data Schedule.

- --------

(1)To be filed by amendment.

(2) Incorporated by reference to identically numbered exhibit to Registrant's Registration Statement on Form 10 (No. 0-28294) filed with the Commission on April 24, 1996, as amended by Form 10-A Amendment No. 1 filed with the commission on June 13, 1996.

(3) Previously Filed.

 *Confidential Treatment has been requested as to a portion of this Exhibit.

                                      II-2